AMENDED AND RESTATED PURCHASE AGREEMENT
                     ---------------------------------------


            This Amended and Restated Purchase Agreement (the "Agreement") is made and entered into as of this 14th day of May 1997, by and between Rall-Folks, Inc., a Georgia corporation ("Rall-Folks"), and Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers"), and amends and restates in its entirety that certain Purchase Agreement between Rall-Folks and Checkers, dated as of August 2, 1995, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 20, 1995, Amendment No. 2 to Purchase Agreement, dated as of April 11, 1996, and Amendment No. 3 to Purchase Agreement, dated as of June 12, 1996.
                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, Rall-Folks holds three promissory notes of Checkers, each dated May 4, 1994, in the original principal amounts of $1,793,891, $71,036 and 30,536 (the "Notes"); and

            WHEREAS, Checkers desires to acquire the Notes and Rall- Folks desires to sell the Notes to Checkers, upon the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:


                                   ARTICLE I.
                                   ----------

                                PURCHASE AND SALE
                                -----------------

           1.01 PURCHASE AND SALE OF THE NOTES. Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein, Checkers agrees to purchase from Rall-Folks, and Rall-Folks agrees to sell, assign, transfer and deliver to Checkers, free and clear of any and all liens, encumbrances, liabilities, claims, charges and restrictions of any kind or nature whatsoever, all of Rall-Folks's right, title and interest (which will be good, valid and complete) in and to the Notes.

           1.02 NON-ASSUMPTION OF LIABILITIES. None of the provisions of this Agreement will be deemed to create any obligation or liability of Checkers to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, successor liability theory or otherwise.

                                   ARTICLE II

                                 PURCHASE PRICE

           2.01 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") payable to Rall-Folks for the Notes will be equal to the outstanding balance (principal and accrued interest) due under the Notes on the Closing Date (as hereinafter defined) payable in shares of the common stock of Checkers, par value $.001 per share ("Common Stock"). The number of shares to be issued (the "Stock Payment") shall be equal to the amount determined by dividing the Purchase Price by the arithmetic average (rounded to the nearest penny) of the closing sale price per share of the Common Stock as reported on the Nasdaq Stock Market's National Market for the five full trading days ending on the third business day immediately preceding the Closing Date, as reported in The Wall Street Journal.

           2.02 DELIVERY OF SHARES. On the Closing Date, Checkers will deliver one or more certificates in the name of Rall-Folks representing the shares of Common Stock constituting the Stock Payment.

           2.03 NO FRACTIONAL SHARES. Notwithstanding anything contained in this Agreement to the contrary, neither certificates nor scrip for fractional shares of the Common Stock shall be issued as part of the Stock Payment. In the event that the number of shares of Common Stock constituting the Stock Payment includes a fractional share, the number of shares shall be rounded up or down to the nearest whole number of shares.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF RALL-FOLKS

            Rall-Folks represents and warrants to Checkers (each of which shall be deemed material and independently relied upon by Checkers) as follows:

           3.01 ORGANIZATION AND STANDING. Rall-Folks is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full power and authority to own its properties and assets. Rall-Folks is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the nature of its business or the ownership of its properties requires such qualification and in which failure to be so qualified would have a material adverse effect on the business, operations, assets, financial position or prospects of Rall-Folks.










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



           3.02 CORPORATE AUTHORITY. Subject to receipt of the approval and consent of the stockholders of Rall-Folks and the consent of First Citizens Bank, Newnan, Georgia ("First Citizens Bank"), Rall-Folks has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein in accordance with the terms of this Agreement. Compliance with the terms and conditions hereof will not (i) violate or conflict with any provision of the Rall-Folks Articles of Incorporation or Rall-Folks By-laws or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Rall-Folks is subject, or (ii) subject to the consent of First Citizens Bank, result in the breach or termination of any provision of, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or constitute a breach or default under any note, bond, indenture, lease, agreement or other instrument or obligation to which Rall-Folks is a party or by which any of the properties or assets of Rall-Folks may be subject, bound or affected. No authorization, consent or approval of any public body or authority is necessary to the validity of the transactions contemplated by this Agreement except for the consent of the stockholders of Rall-Folks. Rall-Folks is not otherwise a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by Rall-Folks of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.

           3.03 CORPORATE AUTHORIZATION. Other than obtaining the consent of the stockholders of Rall-Folks, Rall-Folks has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including approval by the Board of Directors of Rall-Folks). This Agreement constitutes a legal, valid and binding obligation of Rall-Folks, enforceable against Rall-Folks in accordance with its terms.

           3.04 TITLE TO THE NOTES. Rall-Folks has good, valid and complete title to the Notes, subject to the rights of First Citizens Bank, as pledgee of the Notes.

           3.05 LITIGATION AND DISPUTES. There is no claim, litigation or proceeding pending or, to the knowledge of Rall- Folks, threatened, against or with respect to Rall-Folks, and there exists no basis or grounds for any such suit, action, proceeding, claim or investigation, which affects the title or interest of Rall-Folks to or in the Notes or which would prevent or affect the consummation of the transactions contemplated by this Agreement by Rall-Folks.

           3.06 REGISTRATION STATEMENT. None of the information regarding Rall-Folks supplied or to be supplied by Rall-Folks for inclusion (i) in the Registration Statement (as hereinafter defined) or any Resale Registration Statement (as hereinafter defined) to be filed by Checkers with the Securities and Exchange Commission ("SEC") in connection with the registration of the Common Stock issued hereunder, or (ii) in any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated in this Agreement, as the same may be updated by written notice from Rall-Folks to Checkers from time to time, will at the respective time such documents are filed and, in the case of the Registration Statement or any Resale Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.


                                   ARTICLE IV

                             [INTENTIONALLY DELETED]


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF CHECKERS

            Checkers represents and warrants to Rall-Folks (each of which shall be deemed material and independently relied upon by Rall-Folks) as follows:

           5.01 ORGANIZATION AND STANDING. Checkers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted. Checkers is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the nature of its business or the ownership of its properties requires such qualification and in which failure to be so qualified would have a material adverse effect on the business, operations, assets, financial position or prospects of Checkers.

           5.02 CORPORATE AUTHORITY. Checkers has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein in accordance with the terms of this Agreement. Compliance with the terms and conditions hereof will not violate or conflict with any provision of Checkers' Restated Certificate of Incorporation or By-laws or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Checkers is subject or result in the breach or termination of any provision of, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or constitute a breach or default under any note, bond, indenture, lease, agreement or other instrument or obligation to which Checkers is a party or by which any of the properties or assets of Checkers may be subject, bound or affected. All necessary approvals of the parties under any contracts, commitments or understandings to which Checkers is a party or any other person required to permit the consummation on the part of Checkers of the transactions contemplated in this Agreement (other than the approval of the SEC to the effectiveness of the Registration Statement) have been obtained by Checkers. Checkers is not otherwise a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by Checkers of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.

           5.03 CORPORATE AUTHORIZATION. Checkers has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including approval by the Board of Directors of Checkers). This Agreement constitutes a legal, valid and binding obligation of Checkers, enforceable against Checkers in accordance with its terms.

           5.04 CAPITALIZATION. As of May 1, 1997, the authorized capital stock of Checkers consisted of (i) 100,000,000 shares of Common Stock, of which 60,540,409 shares were issued and outstanding, and (ii) 2,000,000 shares of preferred stock, $.001 par value per share, of which 87,719 shares were issued and outstanding. All of the issued and outstanding shares of Common Stock are, and all of the shares of Common Stock to be issued hereunder will be, validly issued, fully paid, nonassessable and outstanding and not issued in violation of the preemptive rights of any stockholder.

           5.05 REQUIRED CONSENTS. Except for the registration of the shares of Common Stock to be issued hereunder with the SEC and under any applicable state blue sky laws, no consents or approvals of any public body or authority and no consents or waivers from any other parties to any agreements or other instruments are required for the lawful consummation on the part of Checkers of the transactions contemplated by this Agreement.

           5.06 REGISTRATION STATEMENT. None of the information included (i) in the Registration Statement or any Resale Registration Statement and (ii) in any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated in this Agreement will at the respective time such documents are filed and, in the case of the Registration Statement or any Resale Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, except that no representation or warranty is being made with respect to information supplied by Rall-Folks to Checkers for inclusion therein. All documents which Checkers is responsible for filing with the SEC and any regulatory authority in connection with the Registration Statement or any Resale Registration Statement will comply as to form in all material respects with the provisions of applicable law.


                                   ARTICLE VI

                              COVENANTS OF CHECKERS

            Checkers covenants to Rall-Folks as follows:

           6.01 REGISTERED SHARES. The shares of Common Stock to be issued to Rall-Folks pursuant to Section 2.01 of this Agreement shall be issued in accordance with the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and listed on the Nasdaq Stock Market's National Market. Checkers shall remain in compliance with SEC Rule 144(c).

           6.02 PREPARATION OF THE REGISTRATION STATEMENT. On or before April 22, 1996, Checkers shall prepare and file with the SEC a registration statement on Form S-4 (including the related prospectus), and required amendments thereto or supplements to any prospectus contained therein (the "Registration Statement"), relating to the issuance of the shares of Common Stock contemplated to be issued under Section 2.01 of this Agreement, and shall use its commercially reasonable best efforts to have the same declared effective by the SEC as expeditiously as practicable; provided, however, that Checkers shall have the right (i) to defer the initial filing or request for acceleration of effectiveness or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of Checkers and upon the advice of counsel to Checkers, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning Checkers, disclosure of which at the time is not, in the opinion of the board of directors of Checkers upon the advice of counsel, (a) otherwise required, and (b) in the best interests of Checkers. Checkers shall also take any action required to be taken under any applicable state blue sky laws in connection with the issuance of shares of Common Stock hereunder. No material information about Checkers will be contained in the Registration Statement that is not contained in Checkers previously filed SEC reports, other than information concerning Rall-Folks and the transactions contemplated by this Agreement. The Registration Statement will not cover resales of the Common Stock. When the Registration Statement is declared effective by the SEC, Checkers shall give Rall-Folks prompt notice of such fact and shall supply Rall-Folks with sufficient copies of the Registration Statement to enable Rall-Folks to send copies to each of its stockholders in connection with calling of a meeting of such stockholders for the purpose of voting on this Agreement and the transactions contemplated herein. Notwithstanding the foregoing, in the event that on the date of this Agreement Checkers is negotiating with Rally's Hamburgers, Inc. ("Rally's") to acquire all of the outstanding stock of Rally's through a merger of Rally's with a subsidiary of Checkers or otherwise, then Checkers' obligation to have the Registration Statement declared effective by the SEC as expeditiously as practicable shall be suspended until the closing of the transaction with Rally's or the termination of such negotiations or the termination of any definitive agreement relating to such transaction.

           6.03 GUARANTEE OF PROCEEDS FROM THE SALE OF THE COMMON STOCK. In the event that Rall-Folks proceeds in good faith to sell all of the Common Stock constituting the Stock Payment in a reasonably prompt but orderly manner
(subject to the limitations set forth in Section 7.07), if the aggregate net proceeds (gross proceeds less brokers' commissions and discounts) from the sale of such stock is less than the Purchase Price, Checkers shall issue to Rall-Folks, at Rall-Folks option, either (i) a promissory note in the amount of the difference between the Purchase Price and the aggregate net proceeds received from the sale of the Common Stock constituting the Stock Payment (such difference is hereinafter referred to as the "Initial Price Differential") or
(ii) additional shares of Common Stock with a value equal to the Initial Price Differential. The parties agree that Rall-Folks will be deemed to be proceeding in good faith to sell all of the Common Stock in a reasonably prompt but orderly manner if it sells in each three-month period commencing with the three month period beginning on the day after the Closing Date and continuing in each consecutive three-month period thereafter at least 90% of the lesser of (i) the maximum number of shares permitted to be sold during such period under Rule 144 promulgated under the Securities Act of 1933 or (ii) the maximum number of shares permitted to be sold during such period under Section 7.07 without regard to any upticks (as defined therein). Rall-Folks shall provide Checkers with satisfactory evidence of the fact that the aggregate net proceeds from the sale of such shares was less than the Purchase Price (i.e., broker confirmation slips). Checkers shall deliver the note or issue instructions to its transfer agent to issue the additional Common Stock within two business days after the later of (1) the date Rall-Folks has provided to Checkers satisfactory evidence from which to determine the number of additional shares of Common Stock to be issued (broker confirmation slips), and (2) the date Rall- Folks notifies Checkers in writing of its choice between a note and additional shares of Common Stock. If Rall-Folks determines that a promissory note should be issued, the note shall bear interest at 11%, be for a term of six months, with all principal and accrued interest due at maturity, and be subordinated to Checkers bank debt pursuant to the same subordination provisions contained in the Notes. If Rall-Folks determines that additional Common Stock should be issued, the number of shares to be issued (the "Second Stock Payment") shall be equal to the amount determined by dividing the Initial Price Differential by the arithmetic average (rounded to the nearest penny) of the closing sale price per share of the Common Stock as reported on the NASDAQ Stock Market's National Market (as reported in The Wall Street Journal) for the three (3) full trading days immediately preceding the date on which Checkers issues instructions to its transfer agent to issue such additional shares (such average closing sale price being referred to hereinafter as the "Resale Price" for such shares). Checkers shall promptly prepare and file a registration statement and all necessary or appropriate related state securities law or blue sky filings under which Checkers shall register the Common Stock representing the Second Stock Payment, and Rall-Folks may sell the shares representing the Second Stock Payment, upon the terms and conditions provided in Section 6.04 below. In the event that the aggregate net proceeds from the sale of such shares is less than the Initial Price Differential, Rall-Folks may again determine to have Checkers either issue (A) a promissory note in the amount of the difference between the Purchase Price and the aggregate net proceeds received from the sale of the Common Stock constituting the Stock Payment and the Second Stock Payment (such difference is hereinafter referred to as the "Second Price Differential") or (B) additional shares of Common Stock with a value equal to the Second Price Differential, as provided above with respect to the Initial Price Differential. If Rall-Folks determines that additional Common Stock should be issued, Checkers shall register the same and Rall-Folks may sell the same as provided in Section 6.04 below with respect to the Second Stock Payment. Checkers and Rall-Folks will continue this process until such time as there is no Price Differential realized by Rall-Folks on the sale of any batch of Common Stock issued in payment of a Price Differential on a previous batch of Common Stock. All additional Common Stock issued under this Section 6.03 shall be listed on the Nasdaq Stock Market's National Market. The foregoing notwithstanding, Checkers shall have the option at any time to deliver cash to Rall-Folks in lieu of a note or additional shares in order to pay any Price Differential. Checkers shall have the right to require Rall-Folks at any time to either, at the option of Rall-Folks, sell to Checkers any shares held by Rall-Folks representing part of a Stock Payment at a price per share equal to the Resale Price thereof or terminate any future price protection for such shares pursuant to this Section 6.03. In the event that Checkers exercises the right described in the preceding sentence, Rall-Folks may, in its discretion, sell to Checkers a portion of the shares then held by it and retain the remainder, which remaining shares shall not be subject to the future price protection provisions of this Section 6.03.

           6.04  REGISTRATION  OF COMMON  STOCK  CONSTITUTING  THE SECOND  STOCK
PAYMENT. As soon as practicable after the issuance of the Common Stock constituting the Second Stock Payment, if any, Checkers shall prepare and file a registration statement on Form S-3 (if it is eligible to use such form), or such other form as it deems suitable (together with all amendments and supplements thereto, the "Resale Registration Statement"), and all necessary or appropriate related state securities law or blue sky filings (together with all amendments and supplements thereto, the "Blue Sky Filings"), under which Checkers shall register the shares of Common Stock issued hereunder as the Second Stock Payment; provided, however, that in any event such Resale Registration Statement shall be filed within 10 business days after issuance if Checkers utilizes a Form S-3, or 20 business days if it utilizes a Form S-4 or S-1. Checkers shall also use its commercially reasonable best efforts to have the Resale
Registration  Statement  declared  effective  by  the  SEC as  expeditiously  as practicable, and shall keep such Resale Registration Statement and Blue Sky Filings current for such period of time as is required for Rall-Folks to complete the sale of all shares of Common Stock registered therein, so long as Rall-Folks proceeds in good faith to sell such shares in a prompt but orderly manner; provided, however, that Checkers shall have the right (i) to defer the initial filing or request for acceleration of effectiveness, or (ii) after effectiveness, to suspend effectiveness of the Resale Registration Statement (to be later recontinued) if, in the good faith judgment of the board of directors of Checkers and upon the advice of counsel to Checkers, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning Checkers, disclosure of which at the time is not, in the opinion of the board of directors of Checkers upon the advice of counsel, (a) otherwise required, and (b) in the best interests of Checkers. Checkers shall not voluntarily take any action that would cause more than a 90-day delay in filing or requesting acceleration of effectiveness or a 90-day suspension of effectiveness. Checkers shall give Rall-Folks notice of effectiveness and any suspensions and recontinuations of the effectiveness of the Resale Registration Statement. Subject to the foregoing, Checkers shall file all such post effective amendments and supplements to the Resale Registration Statement and Blue Sky Filings as may be necessary, in its judgment, to keep such Resale Registration Statement and Blue Sky Filings current. Rall-Folks may proceed to sell the shares representing the Second Stock Payment beginning on the date the Resale Registration Statement is declared effective by the SEC (the "Effective Date"). Checkers shall pay all expenses related to such registration, except that Rall-Folks shall bear the expenses of commissions or discounts and any fees of Rall-Folks' advisors, including legal counsel. Notwithstanding the foregoing, Checkers shall not be obligated to register shares for sale in the states of Arizona or Nevada, unless the costs of registration in such states, including filing fees and reasonable attorneys' fees, are paid by Rall-Folks. The provisions of this Section 6.04 shall similarly apply to any subsequent stock payments made pursuant to Section 6.03 with respect to any succeeding Price Differential.

           6.05 ISSUANCE OF COMMON STOCK FOR NEW NOTES. If Rall- Folks determines that a promissory note should be issued in payment of any Price Differential, and if it is permissible under the rules and regulations of the SEC to do so, Checkers will, at the request of Rall-Folks, promptly thereafter enter into an agreement with Rall-Folks substantially identical to this Agreement pursuant to which Checkers will agree to issue to Rall-Folks, upon the same terms and conditions contained herein, additional shares of Common Stock in payment of such note which Common Stock will be registered by Checkers in a registration statement on Form S-4 prior to the issuance such Common Stock.

           6.06 PAYMENT OF INTEREST ON VALUE OF UNSOLD SHARES. Beginning on the Closing Date, and on the same day of each third month thereafter, Checkers shall pay to Rall-Folks in cash an amount equal to 2.5% of the value of the shares of Common Stock received by Rall-Folks as part of the Stock Payment and held by Rall-Folks on such date. The value of such shares shall be deemed to be the Purchase Price less the net sales proceeds from previously sold shares of Common Stock constituting part of the Stock Payment. In the event the shares representing the Stock Payment are sold for an amount less than the Purchase Price, giving rise to an obligation on Checkers' part to issue additional shares constituting the Second Stock Payment pursuant to Section 6.03 hereof, Checkers shall continue to pay to Rall-Folks in cash an amount equal to 2.5% of the value of the shares of Common Stock received by Rall-Folks as part of the Second Stock Payment and held by Rall-Folks on each third monthly anniversary of the Closing Date. The value of such shares shall be deemed to be the Initial Price Differential less the net sales proceeds from previously sold shares of Common Stock constituting part of the Second Stock Payment. In the event the shares representing the Second Stock Payment (or any subsequent stock payment) are sold for an amount less than the Initial Price Differential (or any subsequent price differential), giving rise to an obligation on Checkers' part to issue additional shares constituting a subsequent stock payment pursuant to Section
6.03 hereof, Checkers shall continue to pay to Rall-Folks in cash an amount equal to 2.5% of the value of the shares of Common Stock received by Rall-Folks as part of the subsequent stock payment and held by Rall-Folks on each third monthly anniversary of the Closing Date. The value of such shares shall be deemed to be the applicable price differential less the net sales proceeds from previously sold shares of Common Stock constituting part of the applicable stock payment.

           6.07 ACTIONS PRIOR TO CLOSING. From and after the date of execution of this Agreement and until the Closing Date, or until this Agreement shall be terminated as herein provided, Checkers shall not engage in any activity, enter into any transaction or fail to take any action which would be inconsistent with any of the representations and warranties as set forth in Article V of this Agreement as if such representations and warranties were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be such later time.

           6.08 PAYMENT OF CURRENT INTEREST. Beginning on November 1, 1995, and on the first day of each month thereafter, Checkers shall pay to Rall-Folks an amount equal to the interest due under the Notes for the preceding month.

           6.09 ADDITIONAL PAYMENTS. In the event that Checkers has not filed the Registration Statement pursuant to Section 6.02 on or before November 30, 1995, Checkers shall pay to Rall-Folks (i) on November 30, 1995, the amount of $100,000 in cash, to be applied first against any accrued interest due under the Notes, with the remainder, if any, to be applied against the principal due under the Notes and (ii) on February 1, 1996, the amount of $100,000 in cash, to be applied first against any accrued interest due under the Notes, with the remainder, if any, to be applied against the principal due under the Notes.

           6.10 PAYMENT OF PRINCIPAL. Beginning on July 15, 1997, and on the 15th day of each month thereafter through November 15, 1997, in the event that the Registration Statement has not yet been declared effective by the SEC, Checkers shall pay to Rall-Folks in cash the amount of One Hundred Thousand Dollars ($100,000.00), to be applied against the principal balance due under the Notes. Notwithstanding any other provision contained in this Agreement or the Notes, if the exchange of Common Stock for the Notes contemplated herein has not occurred prior to December 15, 1997, all remaining principal due under the Notes and any accrued but unpaid interest thereon shall be due and payable on such date, unless the failure to complete the exchange is due to the failure of Rall-Folks or its stockholders to perform their obligations hereunder.

           6.11 PAYMENT OF LEGAL EXPENSES. No later than one business day after the execution hereof by Rall-Folks, Checkers shall pay to Rall-Folks Ten

Thousand Dollars ($10,000.00) as partial reimbursement for legal fees incurred by Rall-Folks in connection with this Agreement and related matters.


                                   ARTICLE VII

                             COVENANTS OF RALL-FOLKS

            Rall-Folks covenants to Checkers as follows:

           7.01 ACTIONS PRIOR TO CLOSING. From and after the date of execution of this Agreement and until the Closing Date, or until this Agreement shall be terminated as herein provided, Rall-Folks shall not (i) sell the Notes to any other corporation or person, (ii) pledge the Notes to any person or otherwise subject the Notes to a lien or encumbrance, (iii) engage in any activity, enter into any transaction or fail to take any action which would be inconsistent with any of the representations and warranties as set forth in Article III of this Agreement as if such representations and warranties were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be such later time.

           7.02 EXTENSION OF THE TERM OF THE NOTES; ACTION ON THE NOTES. The term of the Notes shall be extended until and the Notes shall be payable on the earlier of (i) the Closing Date or (ii) 20 days after the termination of this Agreement in accordance with the terms hereof; provided however, that in the event the Registration Statement is declared effective by the SEC prior to the termination of this Agreement and the stockholders of Rall-Folks fail to approve this Agreement and the transactions contemplated herein within 30 days after Rall-Folks receives actual notice that the Registration Statement has been declared effective by the SEC, the term of the Notes shall be extended automatically until December 31, 1996. Rall-Folks shall not take any action to collect any amounts due under the Notes, notwithstanding their maturity on August 4, 1995, during the term of the Notes as extended by the preceding sentence.

           7.03 REGISTRATION STATEMENT INFORMATION. On request of Checkers, Rall-Folks will furnish to Checkers all information concerning Rall-Folks as is required to be set forth in (i) the Registration Statement and any Resale Registration Statement and (ii) any application or statement made by Checkers to any governmental agency or authority in connection with the transactions contemplated by this Agreement.

           7.04 APPROVAL BY STOCKHOLDERS. Promptly after the date on which Rall-Folks receives actual notice that the Registration Statement has been declared effective by the SEC, Rall-Folks shall call a meeting of the stockholders of Rall-Folks, to be held within 30 days after Rall-Folks' receipt of such notice, for the purpose of obtaining the approval of the stockholders of Rall-Folks of this Agreement and the transactions contemplated herein. Rall-Folks shall distribute a copy of the Registration Statement to each stockholder of Rall-Folks along with the notice of such meeting.

           7.05 RELEASE BY FIRST CITIZENS BANK. Rall-Folks shall use its commercially reasonable efforts to cause First Citizens Bank to release the Notes from the pledge of Rall-Folks.

           7.06 DISSOLUTION OF RALL-FOLKS OR DISTRIBUTION OF COMMON STOCK TO STOCKHOLDERS. Within one year after the Closing, Rall- Folks shall either (i) dissolve and wind up its affairs pursuant to Georgia law or (ii) distribute the shares of Common Stock issued to Rall-Folks pursuant to the terms of this Agreement to the stockholders of Rall-Folks, pro rata in accordance with their proportionate ownership of the stock of Rall-Folks.

           7.07 TRANSFERS OF COMMON STOCK. Rall-Folks shall not sell, pledge, transfer or otherwise dispose of the shares of Common Stock to be received by it except in compliance with the applicable provisions of the 1933 Act and the rules and regulations promulgated thereunder, including Rule 145. In order to assure that any sales of the shares of Common Stock issued hereunder will be made in an orderly manner so as not to adversely affect the market for the Common Stock, for a period of two years after the Closing Date, Rall-Folks shall not, without the prior consent of Checkers, (i) sell in excess of 50,000 shares of Common Stock during any calendar week and (ii) sell in excess of 25,000 shares in any one day; provided however, that additional sales in excess of such limits may be made provided the same are made at a price higher than the lowest then current bid price for the Common Stock (on an "uptick"). Checkers may refuse to register or give effect to any sales in excess of such limitation (Rall-Folks shall provide Checkers with evidence that all sales in excess of such limit were made on an uptick). Rall-Folks shall, upon the distribution of any of the Common Stock to any stockholder of Rall-Folks, cause such person to deliver an Agreement to Checkers as a condition of such distribution and the transfer of the ownership of such shares upon the stock register of Checkers, which agreement shall contain the covenants set forth in this Section 7.07 and a proportionate limitation on sales. In the event that Checkers acquires all of the outstanding stock of Rally's through a merger of Rally's with a subsidiary of Checkers or otherwise, then the 25,000 share per day and 50,000 share per week volume limitations set forth above shall be increased to 37,500 shares per day and 75,000 shares per week.

                                  ARTICLE VIII

                   MUTUAL COVENANTS OF CHECKERS AND RALL-FOLKS

            Each of Checkers and Rall-Folks covenants with the other as follows:

           8.01 CONFIDENTIALITY. All information furnished by one party to the other in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it and its officers, attorneys, accountants and representatives (including brokers) only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources,
(iii) is required to be disclosed in any document filed with the SEC or any other agency of any government, or (iv) as otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction in the premises after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information. In the event that the transactions contemplated by this Agreement shall fail to be consummated, it shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party hereto to be returned to such other party.

           8.02 PREPARATION OF REGISTRATION STATEMENTS. Each party shall cooperate and consult with the other party hereto in the preparation of the Registration Statement and any Resale Registration Statement to be filed by Checkers with the SEC registering the shares of Common Stock to be issued hereunder. When the Registration Statement, any Resale Registration Statement or any Post-Effective Amendment thereto shall become effective, the information prepared by each party for inclusion therein (i) will comply in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations promulgated thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein are necessary to make the statements contained therein not misleading. In no event shall any party hereto be liable to any other party hereto for any untrue statement of a material fact or omission to state a material fact in any registration statement, or any amendment or supplement thereto, or in any report made in reliance upon, and in conformity with, written information concerning the other party hereto furnished by such other party specifically for use in such registration statement or report. Each party hereto shall advise the other party hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or any Resale Registration Statement or any amendment or supplement thereto or that requires the making of a change in the registration statement or any amendment or supplement thereto in order to make any material statement therein not misleading.

           8.03 MISCELLANEOUS AGREEMENTS. Subject to the terms and conditions herein provided, each party shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

           8.04 THE CLOSING. The Closing (the "Closing") of the transactions contemplated herein shall take place at the offices of Shumaker, Loop & Kendrick, 101 East Kennedy Boulevard, Suite 2500, Barnett Plaza, Tampa, Florida 33602, at 10:00 a.m., local time on the third business day following the date on which the stockholders of Rall-Folks approve this Agreement and the transactions contemplated herein, or at such other time and place as Checkers and Rall-Folks shall agree (the "Closing Date"). The obligations of Checkers and Rall-Folks to close or effect the transactions contemplated in this Agreement shall be subject to satisfaction, unless duly waived, of the applicable conditions set forth in this Agreement.


                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                             CHECKERS AND RALL-FOLKS

            The respective obligations of each party to effect the transactions contemplated herein shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

           9.01 LITIGATION. Neither Checkers nor Rall-Folks shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated herein.

           9.02 RALL-FOLKS STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the common stock of Rall-Folks.

           9.03 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have been declared effective by the SEC and the state securities commission in each jurisdiction in which the Common Stock to be issued hereunder is required to be registered, and shall not be subject to a stop order or any threatened stop order.

           9.04 CLOSING DATE. The Closing Date shall be on the third business day following the date on which the stockholders of Rall-Folks approve this Agreement and the transactions contemplated herein after the SEC declares the Registration Statement effective, but in no event shall the Closing Date be extended past December 15, 1997, without the written consent of Rall-Folks.


                                    ARTICLE X

                CONDITIONS PRECEDENT TO OBLIGATIONS OF RALL-FOLKS

            The   obligations   of   Rall-Folks   to  effect  the   transactions
contemplated herein shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          10.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Checkers set forth in Article V of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

          10.02 PERFORMANCE OF OBLIGATIONS. Checkers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          10.03 NO MATERIAL ADVERSE CHANGE. Since January 2, 1996, there shall have been no material adverse change in the financial condition, results of operations, business or prospects of Checkers and its subsidiaries taken as a whole.

          10.04 OFFICERS' CERTIFICATE. Checkers shall have furnished to Rall-Folks a certificate dated the Closing Date, signed on behalf of Checkers by its Chief Executive Officer, President, Chief Operating Officer or Chief
Financial Officer, to the effect that, to his knowledge and belief, the conditions set forth in Sections 10.01, 10.02 and 10.03 have been satisfied.

                                   ARTICLE XI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF CHECKERS

            The obligations of Checkers to effect the transactions contemplated herein shall be subject to fulfillment at or prior to the Closing Date of the following conditions:

          11.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Rall-Folks set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

          11.02 PERFORMANCE OF OBLIGATIONS. Rall-Folks shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          11.03 OFFICERS' CERTIFICATE. Rall-Folks shall have furnished to Checkers a certificate dated the Closing Date, signed on behalf of Rall-Folks by its President and chief financial officer, to the effect that, to the knowledge and belief of each of them, the conditions set forth in Sections 11.01 and 11.02 have been satisfied.

           11.04 RELEASE BY FIRST CITIZENS BANK. First Citizens Bank shall have delivered its release of the Notes from the pledge of Rall-Folks.


                                   ARTICLE XII

             DOCUMENTS TO BE DELIVERED AT THE CLOSING BY RALL-FOLKS

            Rall-Folks shall deliver to Checkers the following  documents at the
Closing:

           12.01 OFFICER'S  CERTIFICATE.  The certificate referred to in Section
11.03 of this Agreement.

           12.02 CERTIFICATE OF SECRETARIAL OFFICER. Certificates of the Secretary or an Assistant Secretary of Rall-Folks, dated the Closing Date, with respect to the incumbency of corporate officers and their signatures, corporate good standing, and the corporate director and stockholder resolutions of Rall-Folks approving this Agreement and the transactions contemplated by this Agreement.

           12.03 THE NOTES. The Notes, marked "Paid in Full" over the signature of a duly authorized officer of Rall-Folks.

           12.04 OTHER DOCUMENTS. Such other documents as shall be reasonably requested by Checkers and its counsel or required to be delivered pursuant to this Agreement.


                                  ARTICLE XIII

              DOCUMENTS TO BE DELIVERED AT THE CLOSING BY CHECKERS

            Checkers shall deliver to Rall-Folks the following  documents at the
Closing:

           13.01  OFFICER'S CERTIFICATE.  The certificate referred to in Section
10.04 of this Agreement.

           13.02 CERTIFICATE OF SECRETARIAL OFFICER. The certificate of the Secretary or Assistant Secretary of Checkers, dated the Closing Date, with respect to the incumbency of corporate officers and their signatures, corporate good standing and the corporate director resolutions authorizing the transactions contemplated by this Agreement.

           13.03 STOCK CERTIFICATES. The stock certificates representing the Stock Payment.

           13.04 OTHER DOCUMENTS. Such other documents as shall be reasonably requested by Rall-Folks or required to be delivered pursuant to this Agreement.


                                   ARTICLE XIV

                           TERMINATION AND ABANDONMENT

           14.01 EVENTS OF TERMINATION. This Agreement may be terminated at any time before the Closing Date: (i) by mutual consent of the Boards of Directors of Checkers and Rall-Folks, or the respective Presidents thereof, pursuant to duly delegated authority; (ii) by the Board of Directors of Rall-Folks if any of the conditions precedent found in Articles IX or X of this Agreement have not been met and have not been waived in writing by Rall-Folks; (iii) by the Board of Directors of Checkers if any of the conditions precedent found in Articles IX or XI of this Agreement have not been met and have not been waived in writing by Checkers; (iv) by the Board of Directors of Rall-Folks if there is a breach of or failure by Checkers to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this

Agreement, which breach or failure is not cured within five days after written notice thereof is given to Checkers; (v) by the Board of Directors of Checkers if there is a breach of or failure by Rall-Folks to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this Agreement, which breach or failure is not cured within five days after written notice thereof is given to the party committing such breach; or (vi) by the Board of Directors of Rall-Folks or by the Board of Directors of Checkers at any time on or after December 16, 1997, if the Closing shall not theretofore have been consummated and completed. In the event of termination and abandonment by any party as above provided in clauses (ii),
(iii), (iv), (v) or (vi) of this Section, written notice shall forthwith be given to the other party, which notice shall clearly specify the reason of such party for terminating this Agreement. Termination by either party hereto pursuant to this Section 14.01 shall not restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of the covenants, representations, or warranties contained in this Agreement.

           14.02 SURVIVAL. The provisions in Sections 8.01 and 16.13 of this Agreement shall survive the termination of this Agreement.


                                   ARTICLE XV

                                 INDEMNIFICATION

           15.01 SURVIVAL. All representations, warranties, covenants and agreements of each of the parties hereto set forth in this Agreement or in any other instrument or document delivered by any of the parties hereto pursuant to this Agreement shall survive the Closing and shall remain operative and in full force and effect regardless of any investigations at any time made by or on behalf of any party hereto and shall not be deemed merged in any document or instrument executed or delivered at or after the Closing.

           15.02 INDEMNIFICATION BY RALL-FOLKS. From and after the Closing, Rall-Folks shall indemnify, defend and hold harmless Checkers' Group (as hereinafter defined) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of Rall- Folks contained in this Agreement or otherwise made or given in writing in connection with this Agreement, (ii) any failure by Rall-Folks to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by it in connection with this Agreement, and (iii) any claims arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or any Resale Registration Statement or any prospectus included therein or arising out of or based upon any omission to state therein a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, insofar as such claims arise out of or are based upon information furnished to Checkers in writing by Rall-Folks for use therein. Rall-Folks shall be liable to and shall reimburse Checkers' Group for any payment made by Checkers' Group at any time after the Closing in respect of any liability, obligation or claim to which the foregoing indemnity relates within five (5) days of the date of receipt by Rall-Folks of written demand for payment thereof by Checkers' Group. If any claim covered by the foregoing indemnity be asserted against Checkers' Group, Checkers shall notify Rall-Folks promptly and give it an opportunity to defend the same, and Checkers shall extend reasonable cooperation to Rall-Folks in connection with such defense. In the event that Rall-Folks fails to defend the same within a reasonable time, Checkers shall be entitled to assume the defense thereof and Rall-Folks shall be liable to repay Checkers for all of its expenses reasonably incurred in connection with such defense (including reasonable attorney's fees and settlement payments). For purposes of this Agreement, the term "Checkers' Group" shall mean Checkers and its subsidiaries, parents, officers, directors, employees, agents, representatives, predecessors, successors, attorneys and accountants.

          15.03 INDEMNIFICATION BY CHECKERS. From and after the Closing, Checkers shall indemnify, defend and hold harmless Rall- Folks' Group (as hereinafter defined) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of Checkers contained in this Agreement or otherwise made or given in writing in connection with this Agreement, (ii) any failure by any Checkers to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by it in connection with this Agreement, (iii) any failure by Checkers to comply with the provisions of the 1933 Act or any applicable state securities law in connection with the registration of any of the Common Stock issued hereunder, and (iv) any claims arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or any Resale Registration Statement or any prospectus included therein or arising out of or based upon any omission to state therein a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, other than claims which arise out of or are based upon information furnished by Rall-Folks to Checkers in writing for use therein. Checkers shall be liable to and shall reimburse Rall-Folks' Group for any payment made by Rall-Folks' Group at any time after the Closing in respect of any liability, obligation or claim to which the foregoing indemnity relates within five (5) days of the date of receipt by Checkers of written demand for payment thereof by Rall-Folks' Group. If any claim covered by the foregoing indemnity be asserted against Rall-Folks' Group, Rall-Folks' shall notify Checkers promptly and give it an opportunity to defend the same, and Rall-Folks' Group shall extend reasonable cooperation to Checkers in connection with such defense. In the event that Checkers fails to defend the same within a reasonable time, Rall-Folks' Group shall be entitled to assume the defense thereof and Checkers shall be liable to repay Rall-Folks' Group for all of its expenses reasonably incurred in connection with such defense (including reasonable attorney's fees and settlement payments). For purposes of this Agreement, the term "Rall-Folks' Group" shall mean Rall-Folks and its subsidiaries, parents, officers, directors, employees, agents, representatives, predecessors, successors, attorneys and accountants.


                                   ARTICLE XVI

                                  MISCELLANEOUS

           16.01 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the corporate parties hereto and their respective successors and permitted assigns, and of the individual parties hereto and their respective heirs, personal representatives and permitted assigns.

           16.02 PUBLICITY. Subject to the other provisions of this Agreement, press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by the parties hereto only after review and with the consent of each of Checkers and Rall-Folks; PROVIDED, HOWEVER, Checkers shall have the right, after consulting with Rall-Folks, to make a public announcement of the execution of this Agreement and a disclosure of the basic terms and conditions of this Agreement if advised to do so by its legal counsel in connection with the reporting and disclosure obligations of Checkers under the federal securities laws and/or the NASDAQ National Market System.








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



           16.03 HEADINGS. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

           16.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

           16.05 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law.

           16.06 EXPENSES. Except as otherwise herein provided, each of the parties hereto shall pay its respective costs and expenses incurred or to be incurred by it in connection with the negotiations respecting this Agreement and the transactions contemplated by this Agreement, including preparation of documents, obtaining any necessary regulatory approvals and the consummation of the other transactions contemplated in this Agreement. Except as expressly stated otherwise herein, the costs related to the preparation and filing of the Registration Statement, any Resale Registration Statement, and all Nasdaq and state securities law filings shall be paid by Checkers.

           16.07 NON-ASSIGNMENT. This Agreement shall not be assignable by any party without the written consent of the others.

           16.08 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all other prior agreements, understandings and letters related hereto.

           16.09 SINGULAR AND PLURAL. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular includes the plural. Wherever the context so requires, the masculine shall refer to the feminine, the neuter shall refer to the masculine or the feminine, the singular shall refer to the plural, and vice versa.

           16.10 KNOWLEDGE OF RALL-FOLKS. Wherever any representation, warranty or other statement made in this Agreement is qualified as to the knowledge of Rall-Folks, such qualification shall mean the actual knowledge of Rall-Folks and each of the directors and executive officers of Rall-Folks.

           16.11 NOTICES. Any notice or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date sent if delivered personally or by cable, telecopy, telegram or telex (which is confirmed) or (ii) on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Checkers, to:

                  Checkers Drive-In Restaurants, Inc.
                  600 Cleveland Street, Suite 1050
                  Clearwater, Florida 34615
                  Attention: General Counsel
                  Telecopy No.: (813) 448-0009

                  with a copy to:

                  Paul R. Lynch, Esquire
                  Shumaker, Loop & Kendrick
                  101 East Kennedy Boulevard
                  Suite 2800
                  Tampa, Florida  33602
                  Telecopy No.:  (813) 229-1660

                  and,

            (b)   if to Rall-Folks, to:

                  Rall-Folks, Inc.
                  Attention:  President
                  6131 Peachtree Parkway
                  Norcross, Georgia  30092
                  Telecopy No.:  (404) 446-6272

                  with a copy to:

                  Mark D. Kaufman, Esquire
                  Sutherland, Asbill & Brennan
                  999 Peachtree Street, N.E.
                  Atlanta, GA  30309-3996
                  Telecopy No.:  (404) 853-8806

           16.12 RIGHTS OF THIRD PARTIES. This Agreement shall not create any legal rights in any person or entity other than the parties to this Agreement, except for Checkers' Group under Section 15.02 and Rall-Folks' Group under
Section 15.03 of this Agreement.

           16.13 REMEDIES. Nothing contained in this Agreement shall be construed to restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of the covenants, representations, or warranties contained in this Agreement.

           16.14 AMENDMENT. This Agreement may be amended or supplemented by the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           16.15 WAIVER. Any party hereto may, by written notice to the other parties hereto, (i) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement, (ii) waive any inaccuracies in the representations or warranties of such other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the conditions or covenants of such other party contained in this Agreement, or (iv) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in the Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If, prior to the Closing, any party provides all of the other parties with written notice, which refers specifically to this Section 16.15, that a representation or warranty made by such party in or pursuant to this Agreement is not true, correct and complete and the Closing is consummated notwithstanding such disclosure, such other parties shall be deemed to have waived any claims for indemnification under this Agreement as a result of the inaccuracy of such representation or warranty.

           16.16 EFFECTIVENESS. This Amended and Restated Purchase Agreement shall become effective upon execution by all of the parties hereto and the payment by Checkers to Rall-Folks in cash of the amount of One Hundred Thousand Dollars ($100,000.00), to be applied against the principal balance due under the Notes. Such amount shall be paid within three business days following the execution and delivery of this Agreement by both parties hereto.

                 [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                    CHECKERS DRIVE-IN RESTAURANTS, INC.


                                    By  /s/ Joseph N. Stein
                                      ------------------------------------------
                                          Name:  Joseph N. Stein
                                          Title: Executive Vice President



                                    RALL-FOLKS, INC.


                                    By  /s/ Richard J. Pratt
                                      ------------------------------------------
                                          Name:  Richard J. Pratt
                                          Title: President


























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